Exhibit 10.16

COMMERCIAL LEASE

THIS IS A COMMERCIAL LEASE made between Macbeth Ventures, LLC, of Essex, Connecticut (hereinafter referred to as the “Lessor”), and Noble Environmental Power, LLC (hereinafter collectively referred to as the “Lessee”), in which the parties hereto covenant and agree as follows:

1.                    GRANT OF PREMISES - Lessor leases to Lessee and Lessee agrees to lease from Lessor certain commercial premises consisting of 2572 rentable square feet. The demised premises is comprised of Units T8 and T10 totaling 2,572 rentable square feet located in the Tank Building at 8 Railroad Ave., Essex, Connecticut, and more particularly described in EXHIBIT “A” appended hereto, hereinafter referred to as the “leased premises” for the term and at the rental rate prescribed below.

2.                    TERM OF LEASE / BASE RENT / CAM CHARGES

2.1   Term – The term of the lease shall be for a period of 2 years 7 months, commencing on the first day of March 1, 2006 and ending on September 30, 2008. There shall be one (1) two (2) year option period at the expiration of this lease term as is provided for in Paragraph 17 herein. Under no circumstances will Lessee be allowed to occupy premises until a Certificate of Occupancy has been issued.

2.2   Base Rent Rates – The base rent rate for

March 1, 2006 –September 1, 2006 @ $12.00 s/f $18,004.00 @ $2,572.00 per mo.

October 1, 2006 – September 1, 2007 @ $12.50 s/f $32,150.00 @ $2,679.17 per mo.

October 1, 2007 – September 1, 2008 @ $12.75 s/f $32,793.00 @ $2,732.75 per mo.

First Option Period Rental Rates

October 1, 2008 – September 1, 2010 @ $13.00 s/f $ 66,842.00 @ $2,786.33 per mo.

This is a net lease, utilities plus CAM to be paid by the Lessee.

2.3   CAM Charges – In addition to the base rent, Lessee will pay Lessor CAM charges of $4.36 per square foot. CAM charges will be adjusted annually on the first day of July each year of the term of this Lease as set forth in Paragraph 6.13C, below. For all purposes, CAM charges shall be considered additional rent.

3.                    RENT - Lessee agrees to pay to Lessor the full amount due for the entire initial lease term. Lessee shall pay to Lessor rent in monthly installments. Said rent shall be paid by cash, check or direct wire transfer, in the prescribed monthly installments on or before the first day of each calendar month, plus any an additional wire transfer fee; an additional charge of an amount equal to ten percent (10%) of any monthly rental payment plus additional payments due hereunder shall be due and payable to Lessor in the event that such payment is not received by Lessee within ten (10) days of the due date. In addition to the foregoing late payment charge as above provided, a further service, handling and collection charge of $75.00 shall be due and payable in the event any check tendered in payment of amounts due hereunder shall fail to clear for payment and the same is returned to Lessor for any reason whatsoever.

4.                    WARRANTY OF THE LESSOR - The Lessor warrants:

4.1   Ownership - That Lessor is, upon execution of this lease, the owner in fee simple of the leased premises and good and marketable title to the same subject only to the interest of Lessee created hereunder and such encumbrances and restrictions as of record may appear;

4.2   Disclaimer of Other Warranties - The Lessee has been given, and hereby acknowledges, full opportunity to inspect the leased premises and neither Lessor, nor any person on Lessor’s behalf, has made any representation concerning the leased premises. Lessor makes no warranty, expressed or implied, of the condition of the leased premises or of its suitability for any intended use by Lessee.

5.                    COVENANTS OF THE LESSOR - The Lessor covenants and agrees:

5.1   Delivery of Possession - That at the commencement of the term of this lease, Lessor shall deliver to Lessee physical possession of the leased premises; and

5.2   Quiet Enjoyment - That during the term of this lease, Lessor shall permit Lessee to have and to hold the leased premises without hindrance or molestation from Lessor or any other person within Lessor’s control and shall warrant and defend the leasehold against the lawful claims and demands of all persons in derogation of the leasehold interest created herein subject only to the encumbrances referred to in Paragraph 4.1.

6.                    COVENANTS OF THE LESSEE - The Lessee covenants and agrees:

6.1   Payment of Rent - To pay the rent punctually without demand;

6.2   Payment of Utility Charges - To pay promptly when due all charges for electricity, telephone services, and all other utilities furnished to or used upon the leased premises;

6.3   Repairs of Lessee - To make or cause to be made the following repairs to the leased premises;

6.3.1 of damage caused intentionally, negligently or wrongfully by Lessee or his agents or employees.

6.3.2 of damage, not caused by the Lessor, of a minor structural nature to the walls, woodwork, and doors and of a minor functional nature to the heating system, air conditioning system, plumbing, wiring, lighting, and doors (minor being defined as those repairs of less than $200 an incident). Replacement of all broken windows is the responsibility of the Lessee and should be covered by a plate glass insurance policy as required below in Paragraph 6.9.

6.4                                 Cleaning: Removal of Refuse - To remove all garbage, ashes, refuse and waste from the leased premises to be placed in facilities provided by Lessor; to permit no hazardous accumulation of boxes, barrels, packages, wastepaper or other refuse in or upon the leased premises; to keep the leased premises clean, neat and in good order, all at the Lessee’s own expense;

6.5                                 Compliance with Governmental Regulations - To comply with all the laws and regulations of the State of Connecticut, and the laws, ordinances and regulations of the municipality in which the leased premises are located relating to the use, occupancy and condition of the leased premises; and to save the Lessor harmless from all fines, penalties and costs for violation thereof;

6.6                                 Alterations - To make no improvements in, additions to, or other interior or exterior alterations of the leased premises other than cosmetic, non-structural changes without the prior written consent of Lessor, which consent shall not be unreasonably withheld;  and Lessee agrees that any such consent shall not be construed to make Lessor a party to any such work or to any agreement to have such work performed; and Lessee agrees to pay promptly when due the entire cost of any services, labor and materials performed or furnished in the course of any such improvements; and Lessee agrees to save Lessor harmless from and to indemnify Lessor against any and all injury, loss or damage to any person or property resulting from or occasioned by any such work or improvements;

6.7                                 Ownership of Permanent Improvements - That all permanent improvements in, additions to, or other permanent interior or exterior alterations of the leased premises made shall, upon annexation, become the property of Lessor except that trade fixtures will be considered Lessee’s property, but if removed in such a way as to leave premises in any state that requires repairs to same, such areas shall be repaired at Lessee’s expense to Lessor’s satisfaction at termination of Lease, and in the event that Lessee fails to effect such repairs, if required, Lessor may make such repairs as necessary and recover the cost thereof from Lessee or charge same against security deposit;

6.8                                 Surrender of Premises Upon Termination - To surrender, at the termination of this lease, whether by expiration or otherwise, the leased premises in as good state and condition as reasonable wear and tear will permit and to leave same neat, clean and in good order; and in the event of default of performance by Lessee of this covenant, Lessor may, at Lessor’s option, clean or have commercially cleaned, the leased premises and, upon presentation to Lessee of cancelled checks or other proof of payment therefore, Lessee shall pay to Lessor the amount thereof; but nothing herein shall be construed to enlarge or diminish the obligation of Lessee to make repairs under this lease;

6.9                                 Insurance - To maintain in effect during the term of this lease, liability insurance in the amount of $1,000,000 against the risk of liability to any person for injury, loss or damage to any person or property upon, or resulting from or occasioned by any use of or condition upon, the leased premises or by reason of any act or omission of Lessee or Lessee’s agents, employees, guests or invitees; and to deliver to Lessor, upon request, a certificate or certificates evidencing such insurance coverage; and to have Lessor named as additional insured under any liability policy if requested by Lessor;

6.10                           Use - To use the leased premises for the purpose of general offices.

6.11                           Subordination - Upon the request of Lessor, to subordinate, in form and manner prescribed by Lessor, this lease and the lien thereof to the lien of any present or future mortgage or mortgages upon the leased premises or the property of Lessor of which the leased premises form a part irrespective of the time of execution or of recording of any such mortgage. The word “mortgage” as used in this subparagraph shall include mortgages, deeds of trust and any other security interest and modifications, extensions, renewals and replacements thereof and any future advances thereunder;

6.12                           Indemnification of Lessor - To save Lessor harmless from, and indemnify Lessor against, any liability to any person for injury, loss or damage to any person or property upon, resulting from or occasioned by any use of or condition upon, the leased premises or by reason of any act or omission of Lessee or Lessee’s agents, employees, guests or invitees; and to save Lessor harmless from, and to indemnify Lessor against, any claim or demand alleging any such liability;

6.13A                 Reimbursement for Real Estate Property Taxes - To pay to the Lessor, in addition to the rent herein before prescribed, a pro-rata share (based on percentage of total square footage) of the amount of the total real property taxes assessed, and on each assessment day thereafter during the term of this lease, in respect of the land and building in which the leased premises are located. This amount is included under

6.13B      Reimbursement for Insurance - To also pay to Lessor, in addition to the rent herein before prescribed, a pro-rata share (based on percentage of total square footage) of the amount of building insurance premiums during the term of this lease in respect to the entire building in which the leased premises are located. This amount is included under Paragraph 6.13C.

6.13C                   Reimbursement for Common Area Maintenance - A base common area maintenance (CAM) charge of FOUR DOLLARS AND 36/100 DOLLARS ($4.36) per square foot per annum totaling ELEVEN THOUSAND TWO HUNDRED THIRTEEN AND 92/100 DOLLARS ($11,213.92). A minimum of NINE HUNDRED THIRTY FOUR AND 49/100 DOLLARS ($934.49) per month shall be added to the monthly rent payment to cover the base year expenses for general maintenance, Lessee’s pro-rata share of real estate taxes, repairs and maintenance, ground care and snow plowing, trash removal, common area maintenance, management, cleaning services and insurance. The CAM charges will be calculated and billed annually in the month of July of each year of the lease.

6.13D                  Energy – Lessee is responsible for contracting and payment of their individual heating, air conditioning and electricity. This includes arranging for delivery service of the propane for heating and arranging for electrical service.

6.14                           General Conduct - That Lessee will not allow or suffer any act or thing to be done upon the leased premises which may make void or voidable any insurance of Lessor’s property, of which the leased premises are a part, or which may render any increased or  extra premium payable for, or which may prevent the obtaining of, any such insurance; and to reimburse Lessor, upon demand, for all extra premiums for such insurance attributable to Lessee’s use of the leased premises, not to exceed $1,000.00 for the first year and if there is any increase from the first year premium, the tenant shall pay a 10% increase of the $1,000.00 per year;

6.15                           Signs - That, except as may otherwise be permitted hereunder, Lessee will not display any sign, picture, advertisement or awning within the building, outside or on the exterior thereof unless the same shall have previously been approved, as to location, style and design, by Lessor;

6.16                           Lessor’s Access to Show Premises - To permit the Lessor to show said premises, at any time during the one-hundred twenty (120) days next preceding expiration of the term of this lease, to prospective purchasers or lessees during the day by appointment or upon reasonable notice;

6.17                           Assignment; Sublease - That Lessee shall not assign, mortgage, pledge, encumber or otherwise transfer this lease or the estate hereby granted in any manner nor sublet or underlet the leased premises or any part thereof, and then to do so only with prior written consent of Lessor, such consent not to be withheld provided that such sublease meets commercially-reasonable standards. However, in the event of such a permitted sublease, Lessor shall have the right to increase the rent to bring it to fair market value rate, as comparison area rents shall determine. In the event Lessor consents , as aforesaid, Lessee shall remain liable.

6.18                           Timely Vacating: Holdover Penalty - That Lessee shall promptly and timely vacate the subject premises on or no later than the date upon which the lease term or any extension or renewal period thereof shall have expired; and, that in the event Lessee fails to so promptly vacate, it shall be liable to Lessor for any and all costs, expenses, damages or claims of whatever nature, directly or indirectly, incurred, sustained or suffered by Lessor as a result of such wrongful holding over by Lessee including any and all claims made or damages sustained by a new tenant for the premises of Lessor; and, further in addition thereto, that in the event of such holding over, Lessee shall pay to or be liable for Lessor as a penalty for such wrongful delay in vacating the subject premises the sum of THREE HUNDRED DOLLARS ($300.00) per day for each day of such continued occupancy, together with all costs and expenses incurred by Lessor to regain possession of the premises in order to re-let or lease the same.

6.19                           Attorneys Fees - That Lessee shall be responsible for attorney’s fees plus any court costs, sheriff fees, and related expenses incurred by Lessor in enforcing the terms and provisions of this Lease, and that it shall not be necessary for Lessor to institute legal proceedings in order for Lessee’s obligation for such payment hereunder to commence.

7.                    COVENANTS OF BOTH PARTIES - The Lessor and the Lessee covenant and agree:

7.1                                 Termination of Lease - That in addition to all other legal or equitable remedial rights to which they may respectively be entitled, under this lease or otherwise, Lessor may terminate this lease if:

7.1.1                             Non-Payment of Rent - Any rental payment shall be in arrears and unpaid for a period of ten days after written demand by the Lessor therefore made after the same has become due and payable under this lease; or

7.1.2                             Destruction of Leased Premises - At any time during the term of this lease, the leased premises become untenable by reason of total or partial destruction thereof, otherwise than through the intentional, negligent or wrongful conduct of Lessor;

7.1.3.                          Default of Lessee - Lessee shall fail to perform any one or more of Lessee’s obligations hereunder, other than a default in the payment of rent, and such default shall continue for a period of thirty (30) days after written demand for performance has been made specifying such default; or

7.1.4.                          Vacation of Leased Premises - The leased premises become vacant, abandoned or unattended for a period of more than fifteen (15) days; not including holidays or vacation; or

7.1.5.                          Involuntary Transfer of Lease - The leasehold interest of Lessee under this lease, or any interest therein, shall by operation of law desolve upon or pass to any person or persons other than Lessee; or

7.1.6                             Eminent Domain - All or any portion of the leased premises are taken by exercise of the power of eminent domain, in which case the Lessee shall have no right to or interest in any portion of the award made in compensation for such taking (except that the Lessee may be entitled to pursue its own claims against the condemning agency for its own loss or interruption of business;

and Lessee may terminate this lease if:

7.1.7                             Destruction of Leased Premises - At any time during the term of this lease, the leased premises become untenable for more than ninety days by reason of total or partial destruction thereof, otherwise than through the intentional negligent or wrongful conduct of Lessee or Lessee’s agents or employees or by reason of any fire or motor vehicle damage other than that caused by Lessee or Lessee’s agents or employees; or

7.1.8                             Default of Lessor - Lessor shall fail to perform any one or more of Lessor’s obligations hereunder and such default shall continue for a commercially reasonable period of ninety days after written demand for performance has been made specifying such default.

Any such right of termination shall be exercised in the following manner only; the party entitled to terminate shall dispatch notice by certified mail, return receipt requested, of that party’s intention to terminate at 12:00 noon on the day following the minimum number of days required above for giving of such notice where so provided; otherwise, upon fifteen (15) days written notice.

7.2                               Exercise of Remedial Rights - The remedial rights available to either party in respect of this lease may be exercised simultaneously, cumulatively or alternately as may be necessary or appropriate to enforce that party’s primary rights in respect hereof. However, the failure of either to exercise any of such remedial rights shall not constitute a waiver of any default by the other party nor relieve such other party from the performance of any obligation hereunder.

8.                    LESSOR’S RIGHT OF RE-ENTRY AND REPOSSESSION UPON TERMINATION in the event that Lessor shall terminate this lease, pursuant to its terms,  then at the time of termination, and thereafter, Lessor may re-enter and repossess the leased premises without further notice to Lessee or the institution of any action or proceeding therefore and may remove and store, at Lessee’s sole risk and expense and in the name of Lessee, all property of Lessee found thereon and may alter the character of the leased premises and may at any time and from time to time lease the leased premises, or any part or parts thereof, for the whole or any portion or portions of the remaining term of this lease and receive the rents therefore, applying the same to the payment of any and all expenses paid or incurred by Lessor in recovering possession of and in altering and re-letting the leased premises and in collecting such rents, and then to the fulfillment of Lessee’s covenants hereunder. After Lessor shall have re-entered and repossessed upon such termination, Lessee, not withstanding such re-entry and repossession, shall pay to Lessor, at the times herein specified thereto, such of the several installments of rent and other payments, that may or would have become payable hereunder had this lease not been terminated, as shall remain after the application, prescribed herein before, of the rents, if any, collected by Lessor from re-letting the leased premises. No re-entry and repossession of the leased premises shall be deemed to absolve or discharge Lessee from the performance of his obligations hereunder. Lessee hereby expressly waives the service of such notice of intention to re-enter and repossess, or of instituting legal proceedings to that end, as may be provided for in any statute. LESSEE FURTHER WAIVES, PURSUANT TO SECTION 52-278f OF THE CONNECTICUT GENERAL STATUTES, ANY RIGHT TO NOTICE AND HEARING PRIOR TO THE ISSUANCE OF A WRIT FOR A PRE JUDGMENT REMEDY IN ANY ACTION BY LESSOR AGAINST LESSEE UPON ANY DEFAULT BY LESSEE OR OTHER CAUSE OF ACTION ARISING UNDER OR BY REASON OF THIS LEASE.

9.                    DEPOSIT - Upon execution of this lease, Lessee shall deliver, and Lessor acknowledges receipt of $3,858.00 as a security deposit. The purpose of the security deposit is to provide a fund, which will be available to satisfy any lawful claim or claims by Lessor against Lessee for damage caused to the leased premises by Lessee or his guest or invitees during the term of this lease. Said security deposit and the fund created thereby shall not be used by Lessee in payment of the last month’s rental payment due or any portion thereof under any circumstances. Lessor shall hold said sum upon the following conditions: upon expiration of the term or earlier termination of this lease, Lessor shall inspect, or cause to be inspected, the leased premises within ten (10) business days following such date of expiration or earlier termination. If such inspection reveals damage to the leased premises caused by Lessee, his guests or invitees, then Lessor shall have the right to retain such portion of the security deposit as does not exceed the reasonable cost or repairing said damage and shall forthwith refund to Lessee any excess thereof. If such inspection reveals no such damage and all other provisions of this lease have been complied with and all outstanding bills of Lessee have been paid, then Lessor shall forthwith refund to Lessee the whole amount of the security deposit. In accordance with Connecticut State Law, these monies shall not be used by Lessee for rents during the last month of this lease.

10.              CONDEMNATION AWARDS - Lessor reserves to himself, and Lessee hereby assigns to Lessor, all rights which may accrue to Lessee on account of the taking of all or any portion of the leased premises through the exercise of the power of eminent domain. Lessee agrees to execute such instruments of assignment as may be required by Lessor to join with Lessor in any petition for the recovery of damages for any such taking, if requested by Lessor, and to pay Lessor any damages paid to Lessee, less the amount, if any, of any expense paid or incurred by Lessee in prosecuting any joint petition made with Lessor. It is agreed and understood that Lessor does not reserve to himself and Lessee does not assign to Lessor any right to damages payable for the taking of any buildings or other improvements constructed or installed on the leased premises at Lessee’s own expense.

11.              RENT ADJUSTMENTS – No adjustments in the base rent. Annual rent shall be paid in equal monthly installments.

12.              CONSTRUCTION - The words “Lessor” and ‘Lessee” as used herein shall include the heirs, executors, administrators, successors and assigns of Lessor and of Lessee as well as Lessor and Lessee themselves; and the covenants herein contained shall inure to the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of Lessor and of Lessee as well as Lessor and Lessee themselves. Personal pronouns have for convenience been cast in the masculine singular, but they should be read to include other genders and number when the context naturally requires. This writing contains the entire agreement between the parties hereto concerning the lease of said premises and supersedes all prior or contemporaneous oral or written agreements between them relating thereto. This agreement may be cancelled, modified or amended only by a written instrument executed by the parties.

13.              RENT PAYMENTS AND NOTICES - All rental payments and notices to be sent to Lessor hereunder shall be addressed to: Macbeth Ventures, LLC, c/o Realty Concepts, Inc., 2514 Boston Post Road, 9C, Guilford, CT 06437, unless otherwise directed in writing by Lessor.

14.              GOVERNING LAW - This lease shall be construed and enforced in accordance with the laws of the State of Connecticut.

15.  BROKERAGE: Both Lessor and Lessee acknowledge that no other Real Estate Broker, except Realty Concepts, Inc., has been involved in this transaction and that the lessor is responsible for any commission or fee under a separate agreement between the Lessor and Lessor’s Broker. To the extent that any other broker may make a claim to a commission or other compensation as a result of this transaction, Lessee will be responsible to satisfy such claim (if any), and will indemnify and hold Lessor harmless therefrom.

16.  EXECUTION AND EFFECTIVE DATE - This writing shall be dated and executed by each of the parties hereto. This lease may be executed in two or more  counterparts, all of which shall be considered one and the same lease. The effective date of this lease shall be the date upon which the signatory last to execute the same shall affix his signature.

17.  NOTICE OF INTENTION TO EXERCISE OPTION TO EXTEND OR TERMINATE LEASE; ABSOLUTE REQUIREMENT - Lessee hereby expressly agrees that it shall dispatch to Lessor and Lessor’s Agent by certified mail written notice of its intention to exercise the option to extend the lease term beyond the initial five-year period as provided above in Paragraph 2. Notice of intent to exercise such option shall be mailed to Lessor and Lessor’s Agent at least one hundred twenty (120) days prior to the expiration date of the initial lease term or any option period. Lessee acknowledges and expressly agrees that time shall be considered to be of absolute essence in complying strictly with this notification requirement. Lessee also expressly acknowledges and agrees the requirement to provide and timely comply with this notification requirement shall be absolute and unconditional in all respects so that the failure to provide such notice by said deadline date shall render any such option and any late notice of intention to exercise thereof, completely void and ineffective regardless of how slight the delay or extenuating the circumstances on Lessee’s part and regardless of whether or not Lessor has leased, agreed to lease or made any arrangements to lease the premises to any third party. In the event Lessee fails to give such timely notice and/or strictly comply with the requirements of this provision, Lessee stipulates and further agrees that any and all rights granted herein with respect to the option to renew or extend the lease term shall completely lapse in full and Lessee shall have no further right to exercise the same or cure any default or failure of notice for whatever reason or for whatever circumstance. Rental rates for the first option periods shall as described in paragraph 2.2. Any additional option periods will be at market rents agreed to by the Lessor and Lessee no later than ninety (90) days prior to expiration of the prior lease period. If the parties can not agree, then the lease rates shall be determined by a Certified General Appraiser to determine market rent. If both parties cannot agree on Market Base Rent than both appraisers will select a third Certified General Appraiser and his finding will be binding on both parties.

Signed in the Presence of:

LESSOR:

Dated:	1/24/2006

/s/ Stanley Gwazdowski		/s/ Jennifer McCann
Witness		Jennifer McCann
Its: Member
duly authorized

/s/ James Suzy
witness

LESSEE:

Dated:	19 Jan 06

/s/ Nicole Garlock		/s/ Charles C. Hinckley
Witness		Charles C. Hinckley
Noble Environmental Power, LLC
Its: CEO
/s/ Clinton Watz
Witness
NICOLE GARLOCK
NOTARY PUBLIC
MY COMMISSION EXPIRES JUNE 30, 2010

MODIFICATION and ADDENDUM TO LEASE

The lease originally entered into between Macbeth Ventures, LLC of Essex, Connecticut and Noble environmental Power, LLC of 8 Railroad Avenue, Essex. Connecticut on August 4, 2005 and amended Sept. 7, 2005, is further amended as follows:

All other terms and conditions of the lease remain in full force and affect except,

Article 2.1 Term - The term of the lease is seven (7) years, commencing October 1, 2005. Lessee shall have an option to extend the term of this Lease for one (1) additional term of five (5) years at the expiration of the Lease term on February 29, 2012.

Article 2.2 Base Rent Rates – The annual base rent rate for years five and five months is $12.00 per square foot net, plus cam charges.

10/1/2006 – 2/29/2012, 8,608 s/f @ $12.00 s/f $568,128.00 @ $8,608.00 per mo.

All other terms and conditions in the original lease remain in full force and effect.

In witness whereof, the Landlord and Tenant have caused this execution of this lease modification and addendum by their duly authorized Officers/Members or agents, this 27th day of November, 2006.

Witnessed
In the presence of:	Macbeth Venture, LLC

/s/ Barbara Charett	/s/	Jennifer R. McCann
Its: Member

/s/ Stanley Gwazdowski
Noble Environmental Power, LLC

/s/ Stanley	/s/	Charles Hinckley
Its: Manager

/s/ Scott Akehurst

The lease originally entered into between Macbeth Ventures, LLC of Essex, Connecticut and Noble environmental Power, LLC of 8 Railroad Avenue, Essex, Connecticut on January 24, 2006 and is amended as follows:

All other terms and conditions of the lease remain in full force and affect except,

Article 1 Grant of Premises – The lease is amended to add space consisting of unit T4 (778s/f), T6 (900s/f), T7 (778s/f), T9 (778s/f), T11 (1957s/f) for a total of 5,191 s/f additional(additional demised premises), starting March 1, 2007. The existing lease square footage of 2,572 s/f now totals 7,763 square feet (s/f).

Article 1.2 The Lessee will at their own expense, complete and perform the build-out in the additional demised premises (5,191 s/f). The build-out will conform to all local and state building codes. The Lesee at their expense will provide sealed architectural plans for review by the Lessor, which approval will not be unreasonably withheld. Occupancy by the lessee will not occur until a Certificate of Occupancy is issued by the Town of Essex, CT. As per the plans provided by the lessee, the Lessor at their expense will provide a kitchen area, removal of exterior stair case if it meets the fire code, and install a window in the new kitchen area overlooking the existing office area. The lessor will provide at their expense the lighting fixtures for the new additional demised premises.

Article 2.1 Term - The term of the lease is five (5) years commencing March 1, 2007. Lessee shall have an option to extend the term of this Lease for one (1) additional term of five (5) years at the expiration of the Lease term on April 30, 2012.

Article 2.2 Base Rent Rates- Existing Lease – The base rent rate for S/F 2,572 Oct. 1, 2006 February 29, 2012 @ $12.00s/f $198,044 @ $2,572.00 per mo.

Base Rent Rates for the New Additional S/F 5,191

March 1, 2007 – February 29, 2012 @ $10.00s/f $259,550.00 @ $4,325.83 per mo.

This is a net lease, utilities plus CAM to be paid by the Lessee.

All other terms and conditions in the original lease remain in full force and effect.

In witness whereof, the Landlord and Tenant have caused this execution of this lease modification and addendum by their duly authorized Officers/Members or agents, this  27th day of November , 2006.

Witnessed
In the presence of:	Macbeth Ventures, LLC

/s/ Barbara Charett	/s/	Jennifer McCann
	Its:	Member
/s/ Stanley Gwazdowski

Noble Enviornmental Power, LLC

/s/ Stanley Gwazdowski	/s/	Charles Hinckley
	Its:	CEO, Manager
/s/ Scott Akehurst